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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Xyratex Ltd
(Exact name of registrant as specified in its charter)

Bermuda	n/a
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Langston Road, Havant, United Kingdom PO9 1SA (Address of principal executive offices, including zip code)

Xyratex Group Limited
(Exact name of co-registrant as specified in its charter)

United Kingdom	n/a
(State or of incorporation or organization)	(I.R.S. Employer Identification No.)
Langston Road, Havant, United Kingdom PO9 1SA (Address of principal executive offices, including zip code)
Securities Act registration statements to which this form relates:
333-116083 and 333-116089

  Securities to be registered pursuant to Section 12(g) of the Act:

  Common Shares, par value $0.01 per share

  Options to purchase Common Shares, par value $0.01 per share

Item 1. Description of Registrant's Securities to be Registered

        Xyratex Ltd and Xyratex Group Limited (together, the "Registrants") hereby incorporate by reference herein the description of Xyratex Ltd's common shares, par value $0.01 per share, to be registered hereunder set forth under the heading "Description of Share Capital" in the Registrants' prospectus forming part of the Registration Statement on Form F-1 (File No. 333-116083), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on June 2, 2004, as thereafter amended and supplemented (the "Common Shares Registration Statement").

        The Registrants hereby incorporate by reference herein the description of its options to purchase Xyratex Ltd common shares, par value $0.01 per share, to be registered hereunder set forth under the heading "The Option Substitution Offer" in the Registrants' prospectus forming part of the Registration Statement on Form F-1 (File No. 333-116089), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on June 2, 2004, as thereafter amended and supplemented (the "Options Registration Statement").

Item 2. Exhibits

        The following exhibits to this registration statement have been filed as exhibits to the Registrants' Common Shares Registration Statement and are hereby incorporated by reference herein:

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Memorandum of Association of Xyratex Ltd
3.2	Bye-Laws of Xyratex Ltd
5.1	Form of Opinion of Conyers, Dill & Pearman as to the legality of the securities being offered
10.1	Lease Agreement between Havant International Limited and Xyratex Technology Limited dated June 10, 2002
10.2	Services Agreement between Havant International Limited and Havant International Holdings Limited dated October 12, 2000
10.3	Asset Purchase Agreement among Xyratex Technology Limited, ZT Automation LLC and ZT Automation Pte. Ltd. dated February 23, 2004
10.4	Investment and Shareholders Agreement Relating to Xyratex Group Limited dated August 12, 2003
10.5	Trading Agreement dated January 1, 2004
21.1	Subsidiaries of Xyratex Group Limited
23.1	Consent of Conyers, Dill & Pearman (included in their opinion filed as Exhibit 5.1)
23.2	Consents of PricewaterhouseCoopers
23.3	Consent of International Data Corporation
99.1	Schedule II—Valuation and Qualifying Accounts and Reserves
99.2	Report of Independent Auditors on Financial Statement Schedule
99.3	Form of Escrow Agreement

        The following exhibits to this registration statement have been filed as exhibits to the Registrants' Options Registration Statement and are hereby incorporated by reference herein:

Exhibit Number	Description
3.1	Memorandum of Association of Xyratex Ltd
3.2	Bye-Laws of Xyratex Ltd
5.1	Form of Opinion of Conyers, Dill & Pearman as to the legality of the securities being offered
5.2	Form of Opinion of Heller Ehrman White & McAuliffe LLP as to the legality of the securities being offered
8.1	Form of Tax Opinion of Conyers, Dill & Pearman
10.1	Lease Agreement between Havant International Limited and Xyratex Technology Limited dated June 10, 2002
10.2	Services Agreement between Havant International Limited and Havant International Holdings Limited dated October 12, 2000
10.3	Asset Purchase Agreement among Xyratex Technology Limited, ZT Automation LLC and ZT Automation Pte. Ltd. dated February 23, 2004
10.4	Investment and Shareholders Agreement Relating to Xyratex Group Limited dated August 12, 2003
10.5	Trading Agreement dated January 1, 2004
21.1	Subsidiaries of Xyratex Group Limited
23.1	Consent of Conyers, Dill & Pearman (included in their opinion filed as Exhibit 5.1)
23.2	Consents of PricewaterhouseCoopers
23.3	Consent of Heller Ehrman White & McAuliffe LLP (included in their opinion filed as Exhibit 5.2)
99.1	Schedule II—Valuation and Qualifying Accounts and Reserves
99.2	Report of Independent Auditors on Financial Statement Schedule
99.3	Xyratex Ltd 2004 Stock Option Plan
99.4	Form of Chairman's Letter to Option Holders
99.5	Form of Option Substitution Agreement (Incentive Stock Option)
99.6	Form of Option Substitution Agreement (Nonqualified Stock Option)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Xyratex Ltd Date 15th June 2004
By	/s/ PAUL HOLMES
Name:	Paul Holmes
Title:	Executive Vice President
(Co-Registrant) Xyratex Group Limited Date 15th June 2004
By	/s/ PAUL HANNAH
Name:	Paul Hannah
Title:	Executive Vice President

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits